UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

ART’S-WAY MANUFACTURING CO., INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)
5556 Highway 9 Armstrong, Iowa 50514
(Address of principal executive offices) (Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $.01 par value	ARTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

                Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 1.01         Entry into a Material Definitive Agreement.

On May 17, 2022, Art’s-Way Manufacturing Co., Inc. (the “Company”) entered into a credit facility (the “Credit Facility”) with Bank Midwest, consisting of a $550,000 revolving line of credit (the “Line of Credit”) and a $350,000 term loan (the “Term Loan”), each of which are governed by Promissory Notes executed and delivered by the Company on such date (collectively, the “Notes”).

The maturity date of the Line of Credit is November 30, 2022. The outstanding principal and accrued but unpaid interest is due on the maturity date, and monthly interest-only payments are required. The Term Loan matures on May 15, 2027 and the Company is required to make monthly payments of principal and interest, including 59 payments of $2,971.50 and one final payment of $269,516.69. Interest on the Line of Credit and Term Loan accrues at a floating rate per annum equal to 2.000% above the Wall Street Journal Prime Rate published from time to time in the money rates section of the Wall Street Journal. The interest rate floor is set at 5.000% per annum and the current interest rate is 6.000% per annum. There is no prepayment penalty under either Note.

If the Company commits an event of default with respect to either Note and fails or is unable to cure that default, Bank Midwest may immediately terminate its obligation, if any, to make additional loans to the Company and may accelerate the Company’s obligations under the Notes. Bank Midwest shall also have all other rights and remedies for default provided by the Uniform Commercial Code, as well as any other applicable law and the various loan agreements. Additionally, the Notes are secured by any and all security documents entered into between the Company and Bank Midwest, including but not limited to, all Security Agreements, Supplemental Security Agreements, Guaranties, Real Estate Mortgages and Assignment of Rents.

The foregoing description of the material terms of the Credit Facility, including the Notes, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Notes, each of which are filed herewith and incorporated by reference herein.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 of this Form 8-K are incorporated by reference in this Item 2.03.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Promissory Note (Line of Credit), between Bank Midwest and Art’s-Way Manufacturing Co., Inc., dated May 13, 2022.

10.2	Promissory Note (Term Loan), between Bank Midwest and Art’s-Way Manufacturing Co., Inc., dated May 13, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2022

ART’S-WAY MANUFACTURING CO., INC.

/s/ Michael W. Woods
Michael W. Woods
Chief Financial Officer